EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Money Market Reserves
File Number: 811-2554
Registrant CIK Number: 0000106830


Item 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.



Series 1 SEC Identifier S000004463 Prime Money Market Fund
Class 1 SEC Identifier C000012239
Class 2 SEC Identifier C000012240


Items 74A-75A

74A-$1
74B-$3,791,282
74C-$113,328,393
74I-$473,076
74L-$522,654
74N-$118,115,406
74o-$3,288,156
74P-$20,602
74R4-$405,851
74T-$114,400,797
74U1-96,064,522
75A-$113,530,945



